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                                                                     Exhibit 5.1

                        [SHEARMAN & STERLING LETTERHEAD]

(212) 848-4000

                                                              July 21, 1999

VersaTel Telecom International N.V.
Paalbergweg 36
1105 BV Amsterdam - Zuidoost
The Netherlands

Ladies and Gentlemen:

         We have acted as special United States counsel to VersaTel Telecom International N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act") of a registration statement on Form F-1 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, U.S.$150,000,000 aggregate principal amount of the U.S dollar denominated senior notes due 2009 (the "Dollar Notes") and euro 100,000,000 aggregate principal amount of euro denominated senior notes due 2009 (the "Euro Notes", and together with the Dollar Notes, the "Notes") are to be issued pursuant to a U.S. dollar note indenture (the "Dollar Indenture") and a euro note indenture (the "Euro Indenture", and together with the Dollar indenture, the "Indentures"), respectively, each between the Company and United States Trust Company of New York, as trustee (the "Trustee").

         In our capacity as special United States counsel to the Company, we have examined the Registration Statement, the form of Dollar Indenture and the form of Euro Indenture filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement, a form of a Dollar Note and a form of a Euro Note contained in the Dollar Indenture and the Euro Indenture, respectively, and originals or copies certified or otherwise identified to our satisfaction of such documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, it is our opinion that, assuming the Indentures will be executed substantially in the form as filed as Exhibits 4.1 and 4.2 to the Registration Statement, and that the Notes have been duly authenticated by the Trustee and have been duly authorized, executed, issued and delivered by the Company under the laws of The Netherlands, the Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by



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bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally and by possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law).

         The opinion set forth in the above paragraph is qualified to the extent that we have assumed the due authorization, execution and delivery of the Indentures by the Trustee.

         We are attorneys admitted to practice law in the State of New York and we do not express herein any opinion as to any matters governed by or involving conclusions under the laws of any other jurisdiction other than the federal law of the United States of America. In rendering the opinion expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the law of the Netherlands upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Stibbe Simont Monahan Duhot, Dutch counsel for the Company, of even date herewith, a copy of which is attached hereto.

         This opinion may be delivered to Stibbe Simont Monahan Duhot which may rely on this opinion to the same extent as if such opinion were addressed to it.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

                                   Very truly yours,






                                   Shearman & Sterling